UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 26, 2014, VeriFone Systems, Inc. (the "Company") announced that Mr. Richard A. McGinn has resigned from the Company's Board of Directors and as a member of its Corporate Governance and Nominating Committee, effective immediately. Mr. McGinn's resignation is not the result of any disagreement with the Board of Directors or the Company. The Company and the Board of Directors extend their appreciation to Mr. McGinn for his service on the Board of Directors and as a member of the Corporate Governance and Nominating Committee.

(d) On March 26, 2014, the Company announced the appointment of Ms. Jane J. Thompson to the Company's Board of Directors, effective immediately. Ms. Thompson fills the vacancy created by the resignation of Mr. McGinn and will serve on the Board of Directors from the effective date of her appointment until the Company's next annual meeting of stockholders. Ms. Thompson will serve on the Compensation Committee of the Board of Directors.

Ms. Thompson is the founder and CEO of Jane J. Thompson Financial Services LLC, a management consulting firm. From May 2002 to June 2011, Ms. Thompson served as President of Walmart Financial Services, a division of Wal-mart Stores, Inc. that provides money services, products and solutions to Walmart customers. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups within Sears, Roebuck & Company, and was a partner with McKinsey & Company, Inc. advising consumer companies. Ms. Thompson has served on the Board of Directors and the Compensation Committee of Fresh Market, Inc., a specialty food retailer, since June 2012, and, from 1995 to 1999, served on the Board of Directors and the Audit Committee of ConAgra Foods, Inc., a packaged food company. Ms. Thompson received a Master's in Business Administration from Harvard Business School and a Bachelor's in Business Administration in Marketing from the University of Cincinnati.

Ms. Thompson brings to our Board of Directors extensive management experience leading multi-billion dollar organizations in the financial services, home services, retail and ecommerce industries, with expertise in the evolving relationship between retailers and consumers, as well as experience driving strategy and growth for large corporations.

The Company will enter into an indemnification agreement with Ms. Thompson, whereby the Company will indemnify Ms. Thompson and advance expenses and costs incurred by her in connection with certain claims, suits, or proceedings arising as a result of her service on the Board of Directors.

Ms. Thompson has no reportable transactions under Item 404(a) of Regulation S-K.

A copy of the Company's press release announcing Mr. McGinn's resignation and Ms. Thompson's appointment is attached as Exhibit 99.1 to this filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Ex-10.1	Form of Indemnification Agreement*

Ex-99.1	Press Release, dated March 26, 2014, titled "VeriFone Welcomes New Member to Board of Directors"
________________

* Filed as an exhibit to Amendment No. 5 to the Company's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: March 26, 2014	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.    Description

Ex-10.1	Form of Indemnification Agreement*

Ex-99.1	Press Release, dated March 26, 2014, titled "VeriFone Welcomes New Member to Board of Directors"
________________

* Filed as an exhibit to Amendment No. 5 to the Company's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.